Exhibit 10.3(j)
Name:
Total No. of Units:
ARTIVION, INC.
EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Artivion, Inc. Equity and Cash Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement, including the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Unit Award, attached hereto as Exhibit A, together the (“Award Agreement”).
NOTICE OF RESTRICTED STOCK UNIT AWARD GRANT
The undersigned Participant has been granted a Restricted Stock Unit Award, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Date:
Total Number of Restricted Stock Units:
Vesting Schedule:

Restricted Stock Units	Vest Date

By Participant’s electronic acceptance and the electronic signature of the Artivion, Inc. (the “Company”) representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including exhibits hereto, all of which are made a part of this document. Should the Plan and this Award Agreement conflict, the Plan governs. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
After reviewing the documents noted above, please accept this Restricted Stock Unit Award online where indicated on ETrade.com and retain a copy for your files. Please note that your electronic acceptance of this Restricted Stock Unit Award is required. The Restricted Stock Unit Award will be cancelled if not accepted within 30 days of the Grant Date noted above.
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GRANTED BY:
ARTIVION, INC.
President and CEO
Acknowledged and Agreed by:
_________________________________
Print Name:

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Exhibit A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
1.Effect of Termination of Service. Participant must be an employee of the Company or another eligible employer approved by the Company’s Compensation Committee (the “Committee”) of its Board of Directors (each, an “Eligible Employer”) on the applicable vesting date to be entitled to the vesting of the Award on such date. If Participant ceases to be an employee of an Eligible Employer for any reason (excluding retirement but including, without limitation, by reason of death or disability), then the portion of the Award that has not vested as of the date of termination of service shall automatically be forfeited and cancelled as of the date of such termination of service, unless the Committee waives this employment requirement or accelerates the vesting as permitted by the Plan. Effective for grants made on or after January 1, 2022, upon a Participant’s Retirement, as determined by the Committee, this Award will continue to vest and settle in accordance with the provisions of the Notice of Grant subject to an agreement between the Participant and the Company for continuation of the Participant’s non-compete agreement for the remaining vesting period of the Award (the “Non-Compete Agreement”). In consideration of continued retirement vesting, the Participant (or other holder of such Award) must, if requested by the Company, execute a release, in the form provided by the Company, releasing the Board, the Company, its Subsidiaries, and their respective equityholders, officers, directors, managers, employees, representatives, and agents from any and all claims and causes of action of any kind or character the Participant (or holder) may have, but excluding all vested benefits the Participant may have under any employee benefit plan that is subject to ERISA. Such release must be executed no later than 21 or 45 days (whichever is provided in the form of release) following the date the release is provided to the Participant (or other holder) and must have become irrevocable to entitle the Participant (or other holder) to any payment. Whether or not a release is timely executed or becomes irrevocable, this Award will automatically be forfeited, terminate and be null and void in the event the Participant violates the Non-Compete Agreement, as determined by the Committee in its discretion. For purposes of this Award Agreement and unless otherwise determined by the Committee, “Retirement” means a termination of employment on or after the date the Participant (a) has attained age 60, (b) performed ten years of service for the Company, and (c) has provided at least six months’ notice of retirement.
2.The Company’s Obligation to Pay. To the extent vested, each Restricted Stock Unit represents the right to receive one (1) share of Company common stock, subject to the terms and conditions set forth in the Notice of Grant. Unless and until the Award vests, Participant will have no right to payment of Shares with respect to any such Restricted Stock Units. Prior to settlement of the Award, such Restricted Stock Units will represent an unfunded, unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Time of Payment. Except as otherwise provided in this Agreement or the Plan, any Restricted Stock Units that vest in accordance with this Award Agreement shall be paid to Participant (or in the event of Participant’s death, to Participant’s estate), in Shares within thirty (30) days after the date on which such Restricted Stock Units vest or as soon as administratively practicable thereafter, but in no event later than the date that is two and one-half months following the later of (i) the end of the Company’s taxable year; or (ii) the end of Participant’s taxable year that includes the vesting date. Notwithstanding anything in the Plan or this Award Agreement to the contrary, payment to Participant of Shares upon the vesting shall be delayed to the extent required by Section 409A of the Internal Revenue of 1986, as amended (the “Code”).
4.Deferral Election. Subject to the satisfaction of any tax withholding obligations described in Section 7 below, Participant may elect to defer the receipt of the Award until Participant separates from the Company, including upon retirement, death, disability, or a Change of Control, as such term is defined in the Plan. Participant may elect to defer the receipt of the Award by submitting to the Company a deferral election in the form provided by the Company. In the event Participant intends to defer the receipt of the Award, Participant must submit to the Company a completed deferral election form no later than thirty (30) days from the Grant Date (the completed form submission date being the “Final Election Date”). A deferred Award will vest no earlier than twelve (12) months from the Final Election Date. By submitting such deferral election, Participant represents that he/she understands the effect of any such deferral under relevant federal, state, and local tax and social security laws, including, but not limited to, the fact that FICA taxes may be due upon vesting notwithstanding the deferral election. Any deferral election is irrevocable on the Final Election Date.

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5.Rights with Respect to Award Prior to Vesting. Participant may not transfer or otherwise assign the Award or the Shares subject to the Award prior to vesting. As this Award vests, Participant may receive certificates representing the vested portion or the Shares to be issued or the Shares may be issued in uncertificated form. Prior to issuance of Shares, Participant is not entitled to any rights as a shareholder with respect to the Shares underlying this Award. As a result, subject to the provisions of the Plan, Participant will have no rights to vote such Shares prior to the issuance of the Shares subsequent to vesting.
6.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding Shares on or after the Grant Date and, on the record date for such dividend, Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall pay to Participant an amount in cash equal to the cash dividends Participant would have received if Participant were the holder of record as of such record date, of the number of Shares related to the portion of Participant’s RSUs that have not been settled as of such record date, such payment (“Dividend Equivalents”) to be made on or promptly following the date that the Company pays such dividend (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend to its shareholders generally).
7.Withholding.
(a)The Participant and the Committee hereby agree that, upon any vesting of the Award, payment of all federal, state, local or foreign income, employment and other taxes which the Committee determines must be withheld (“Tax Related Items”) will be satisfied by selling on the open market otherwise deliverable Shares having a Fair Market Value, as defined in the Plan, equal to the amount needed to cover the Tax Related Items (“Sell-to-Cover”) with such sale being facilitated by a broker or other third-party intermediary acceptable to the Company (the “Broker”) pursuant to the agreements set forth in Section 7(b). The Sell-to-Cover will be executed on the first trading day following the applicable vesting or as soon as practicable thereafter. Participant will be deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are sold solely for the purpose of paying the Tax Related Items due as a result of any aspect of the Award.
(b)In connection with the Sell-to-Cover, Participant further acknowledges and agrees as follows:
(A)The instruction to the Broker to sell in connection with the Sell-to-Cover provision is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and is to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act.
(B)The Sell-to-Cover will only be executed if the vesting occurs outside of the applicable cooling off period under Rule 10b5-1(c)(1), and the Participant will be required to pay any Tax Related Items in cash if the Awards vests during such period.
(C)As of the date of this Award, Participant is not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.
(D)Participant is entering into this Sell-to-Cover arrangement in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act or Rule 10b5-1 thereunder.
(E)The Sell-to-Cover contemplated by this Agreement is adopted to (A) be effective as of the Grant Date and (B) provide for Participant to sell a number of Shares issued upon the vesting or settlement of the Award sufficient to pay the Tax Related Items that become due as a result of the vesting or settlement of the Award.
(F)The Broker is under no obligation to arrange for any sale in connection with the Sell-to-Cover provision at any particular price, and the Broker may affect Sell-to-Cover transactions in one or more sales and the average price for executions resulting from bunched orders may be assigned to Participant’s account.

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(G)Participant hereby authorizes the Broker to remit directly to the Company the proceeds necessary to cover Tax Related Items relating to the vesting and settlement of the Award as provided in Section 7(a) above, and to retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Broker relating to the Sell-to-Cover.
(H)Participant hereby appoints the Company as his or her agent and attorney-in-fact to instruct the Broker with respect to the number of Shares to be sold under the Sell-to-Cover contemplated by this Agreement.
(I)Participant hereby waives any claims he or she may have against the Company and its directors, officers or employees now or in the future related to Company’s instructions to the Broker or any actions taken by the Broker in affecting sales or otherwise and shall indemnify and hold the Company and its directors, officers, employees, and agents harmless from any losses, costs, damages, or expenses relating to any sale under the Sell-to-Cover contemplated by this Agreement.
8.Notices. All notices delivered pursuant to this Award Agreement shall be in writing and shall be (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt, or (iv) sent by email to corpsecretary@Artivion.com. All notices or other communications shall be directed to the following addresses (or to such other addresses as such parties may designate by notice to the other parties):
To the Company:    Artivion, Inc.
1655 Roberts Blvd., NW
Kennesaw, GA 30144
Attention: Corporate Secretary
To Participant:    The address set forth in the Notice of Grant.
9.Miscellaneous. Failure by Participant or the Company at any time or times to require performance by the other of any provisions in the Award Agreement will not affect the right to enforce those provisions. Any waiver by Participant or the Company of any condition or of any breach of any term or provision in this Award Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Award Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Award Agreement shall be deemed to be amended automatically to exclude the offending provision. This Award Agreement may be executed in multiple copies and each executed copy shall be an original of this Award Agreement. This Award Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Award Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein. This Award Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each section of this Award Agreement are for convenience only. This Award Agreement, together with the Plan, contains the entire agreement of the parties hereto, and no representation, inducement, promise, or agreement or other similar understanding between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein or in the Plan.
10.Section 409A. This Award Agreement and the Award granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. This Award Agreement and the Award shall be administered, interpreted and construed in a manner consistent with such Code section. Should any provision of this Award Agreement or the Award be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Committee and without requiring Participant’s consent (notwithstanding any other provisions hereof), in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A of the Code. Each amount payable under this Award Agreement as a payment upon vesting is designated as a separate identified payment for purposes of Section 409A of the Code.

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